Exhibit 99.1

Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800

Press Release

MICREL REPORTS 2012 FIRST QUARTER

FINANCIAL RESULTS

•	First quarter revenues of $61.2 million up 4.0% from the prior quarter
•	First quarter GAAP net income of $5.4 million, or $0.09 per diluted share, compared to $0.08 per diluted share in the prior quarter
•	Non-GAAP earnings per diluted share of $0.11 compared to $0.10 in the prior quarter
•	First quarter gross margin of 54.3%, up from 50.5% in the prior quarter
•	First quarter book-to-bill at 1:1
•	Micrel declares a $0.04 per share dividend for Q1 of 2012

San Jose, CA, April, 26, 2012 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for its first quarter ended March 31, 2012.

First quarter revenues of $61.2 million were up by $2.4 million, or 4.0 percent, from $58.8 million in the fourth quarter of 2011.  The increase in revenues was driven by overall demand from customers in most geographies and end markets.  Compared to the same period last year, first quarter 2012 revenues were lower by $6.3 million.

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

First quarter 2012 GAAP net income of $5.4 million, or $0.09 per diluted share, compares to fourth quarter 2011 GAAP net income of $5.0 million, or $0.08 per diluted share, and GAAP net income of $9.1 million, or $0.14 per diluted share in the same period in 2011.  First quarter 2012 non-GAAP net income of $6.6 million, or $0.11 per diluted share, compares to fourth quarter 2011 non-GAAP net income of $6.1 million, or $0.10 per diluted share, and non-GAAP net income of $9.9 million, or $0.16 per diluted share in the same period in 2011.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.

“We experienced an increase in order rates toward the end of the first quarter of this year and posted higher revenues and profits compared to the prior quarter,” commented Ray Zinn, president and CEO of Micrel.  “Gross margin rose to 54.3% primarily due to a richer mix of distribution sales which carry higher margins and higher factory utilization. Excluding the one-time tax adjustments for both the first quarter of 2012 and the fourth quarter of 2011, the first quarter 2012 GAAP net income would have been $5.9 million ($0.10 per basic and diluted share) and the fourth quarter 2011 GAAP net income would have been $3.2 million ($0.05 per basic and diluted share), or an increase in net income of 83% and earnings per share of 100%. For the first time in a while, our book-to-bill is now 1:1.”

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

Outlook

“Currently, we estimate that revenues for the second quarter of 2012 will be in the range of up 6% to up 10% on a sequential basis, including approximately $2.0 million of revenue for the second quarter from the recently completed acquisition of PhaseLink™. Based upon current estimates, gross profit margin is expected to be in a range of approximately 53 to 54 percent as a result of planned lower manufacturing utilization to control inventories. In addition, the Company estimates that second quarter 2012 GAAP net income will be approximately $0.08 to $0.11 per diluted share.

 “Last month we signed a definitive agreement to acquire PhaseLink™, and our acquisition of a controlling interest closed on April 2, 2012.  We anticipate this acquisition will significantly augment Micrel’s penetration into the clock and timing markets.  As noted in our March 15, 2012 press release, we do not believe that PhaseLink™ will be accretive on a GAAP basis until 2013.  To this end, we would expect diminution of earnings per share to be approximately two to three cents for 2012. We are pleased to announce that the acquisition of PhaseLink™ is going smoothly.”

Dividend

The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.04 per share of common stock.  The payment of this dividend will be made on May 23, 2012, to shareholders of record as of May 9, 2012.

Conference Call

The Company will host a conference call at 4:30 p.m. eastern time (1:30 p.m. Pacific time), on April 26, 2012.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of the first quarter 2012 financial results, discuss current business conditions, and then respond to questions.

The call is available, live, to any interested party, on a listen only basis, by dialing (866) 200-6965 and entering the participant code: 53780493 followed by the # key.  For international callers, please dial (646) 216-7221 and enter the participant code: 53780493 followed by the # key.  A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com.  An audio replay of the conference call will be available through May 3, 2012 by dialing (866) 551-4520 or (212) 401-6750 and entering the participant code 271498 followed by the # key.  The webcast replay will also be available on the Company’s website.

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of the PhaseLink acquisition on augmenting Micrel’s penetration into the clock and timing markets,  the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns and the nature and extent of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the equity markets as a whole; successful integration of the PhaseLink™ acquisition and market acceptance of the combined product lines of PhaseLink™ and Micrel;  fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high-performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company’s customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

Note: PhaseLink is a trademark of Micrel, Inc.

-Financial Tables to Follow-

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Net revenues	$61,151	$58,777	$67,494
Cost of revenues*	27,975	29,084	29,645
Gross profit	33,176	29,693	37,849
Operating expenses:
Research and development*	13,324	12,563	12,521
Selling, general and administrative*	11,160	11,667	12,091
Total operating expenses	24,484	24,230	24,612
Income from operations	8,692	5,463	13,237
Other income (expense):
Interest income	201	150	190
Interest expense	(5)	(1)	(16)
Other income	-	-	39
Total other income	196	149	213
Income before income taxes	8,888	5,612	13,450
Provision for income taxes	3,472	594	4,385
Net income	$5,416	$5,018	$9,065

Net income per share:
Basic	$0.09	$0.08	$0.15
Diluted	$0.09	$0.08	$0.14

Shares used in computing per share amounts:
Basic	60,855	61,379	61,845
Diluted	61,639	61,938	63,078

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$284	$237	$242
Research and development	745	735	526
Selling, general and administrative	753	707	605

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

GAAP Net income	$5,416	$5,018	$9,065
Adjustments to GAAP Net Income:
Stock-based compensation included in:
Cost of revenues	284	237	242
Research and development	745	735	526
Selling, general and administrative	753	707	605
Tax effect of adjustments to GAAP income	(626)	(600)	(543)
Total Adjustments to GAAP Net Income	1,156	1,079	830
Non-GAAP income*	$6,572	$6,097	$9,895

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	60,855	61,379	61,845
Diluted**	61,907	62,266	63,378

GAAP income per share - Basic	$0.09	$0.08	$0.15
Total Adjustments to GAAP Net Income	0.02	0.02	0.01
Non-GAAP income per share - Basic	$0.11	$0.10	$0.16

GAAP income per share - Diluted	$0.09	$0.08	$0.14
Total Adjustments to GAAP Net Income	0.02	0.02	0.02
Non-GAAP income per share - Diluted	$0.11	$0.10	$0.16

* Non-GAAP results were reached by excluding the stock-based compensation expense and related income tax effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

** Non-GAAP shares have been adjusted from diluted outstanding shares calculated under ASC 718.

Micrel Reports 2012 First Quarter Financial Results
April 26, 2012

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$137,305	$137,875
Accounts receivable, net	26,351	25,385
Inventories	35,839	36,286
Income taxes receivable	4,171	6,881
Other current assets	2,178	2,883
Deferred income taxes	22,070	22,854
Total current assets	227,914	232,164

LONG-TERM INVESTMENTS	6,850	6,857
PROPERTY, PLANT AND EQUIPMENT, NET	60,119	60,884
DEFERRED INCOME TAXES	9,365	8,657
OTHER ASSETS	2,481	1,413
TOTAL	$306,729	$309,975

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,525	$17,096
Deferred income on shipments to distributors	28,336	30,671
Other current liabilities	9,649	9,329
Total current liabilities	53,510	57,096

LONG-TERM INCOME TAXES PAYABLE	6,967	6,450

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	246,252	246,429
TOTAL	$306,729	$309,975